Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Strategic Storage Trust VI, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements and schedule of Strategic Storage Trust VI, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Costa Mesa, California

August 27, 2026